As filed with the Securities and Exchange Commission on August 7, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CHUY’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5717694
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1623 Toomey Road Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)
CHUY'S HOLDINGS, INC.
2020 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
Steve Hislop
President and Chief Executive Officer
Chuy’s Holdings, Inc.
1623 Toomey Road
Austin, Texas 78704
(Name and address of agent for service)
(512) 473-2783
(Telephone number, including area code, of agent for service)
Copies to:
Justin Reinus
Charlie Haag
Winston & Strawn LLP
2121 North Pearl Street, Suite 900
Dallas, Texas 75201
(214) 453-6500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, par value $0.01 per share	1,119,527 shares	$16.06	$17,979,604	$2,334

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the Chuy’s Holdings, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”).

(2)
Estimated solely for the purposes of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the common stock of Chuy’s Holdings, Inc. (the “Company”) as reported on the Nasdaq Global Select Market on August 3, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the employee benefit plan information and other information required by Part I of Form S-8 will be sent or given to participants under the 2020 Plan as specified by Rule 428 under the Securities Act. In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Commission on March 10, 2020;

•	the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Commission on April 27, 2020;

•
the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 29, 2020, filed with the Commission on May 22, 2020 and for the quarter ended June 28, 2020 filed with the Commission on August 7, 2020;

•
the Company’s Current Reports on Form 8-K, filed with the Commission on May 8, 2020, May 26, 2020, June 1, 2020 and July 31, 2020 (excluding information deemed to be furnished and not filed with the Commission); and

•
The description of the Company’s shares of common stock contained in its Registration Statement on Form 8-A, as filed with the Commission on July 17, 2012, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Indemnification
The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was illegal. A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses that such person has actually and reasonably incurred. The Company’s certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends, unlawful stock purchase or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Company’s certificate of incorporation includes such a provision.

The right to indemnification provided in the Company’s certificate of incorporation includes the right to be paid by it the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any action referred to above in advance of its final disposition, provided, however, that, if the Delaware General Corporation Law so requires, such an advancement of expenses incurred by a person in the person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by the person, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Company of an undertaking, by or on behalf of the person, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the person is not entitled to be indemnified by the Company.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful action was approved, or dissented at the time, may avoid liability by causing his or her dissent to such action to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful act.

As permitted by the Delaware General Corporation Law, the Company has entered into indemnity agreements with each of its directors and officers that require it to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Company, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to the Company or the Company’s stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws.

The Company has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, as amended, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed on July 27, 2012)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed on October 30, 2013)
5.1*	Opinion of Winston & Strawn LLP
23.1*	Consent of RSM US LLP
23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page)
99.1	Chuy’s Holdings, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 31, 2020)
* Filed herewith
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 7, 2020.
CHUY'S HOLDINGS, INC.

By:	/s/ Jon Howie

Name:	Jon Howie

Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steve Hislop, Jon Howie and Tim Larson and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), with all exhibits and schedules thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steve Hislop	Chairman of the Board, Director, President and Chief Executive Officer (Principal Executive Officer)	August 7, 2020
Steve Hislop

/s/ Jon Howie	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2020
Jon Howie

/s/ Starlette Johnson	Director	August 7, 2020
Starlette Johnson

/s/ Saed Mohseni	Director	August 7, 2020
Saed Mohseni

/s/ Randall DeWitt	Director	August 7, 2020
Randall DeWitt

/s/ Ira Zecher	Director	August 7, 2020
Ira Zecher